Exhibit 3.1

Last amended February 18, 2016

MOHAWK INDUSTRIES, INC.

RESTATED

BY-LAWS

ARTICLE I

Offices

The Corporation shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

Stockholders’ Meetings

2.1 Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.

2.2 Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be designated from time to time by the Board of Directors. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided by Article IX of these By-laws.

2.3 Special Meetings. Special meetings of stockholders may be called at any time only by the Board of Directors or the Chairman of the Board of Directors stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meeting shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these By-laws. The only business which may be conducted at a special meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

2.4 Voting.

(a) Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article 4 of the Certificate of Incorporation or by the Delaware General Corporation Law, at all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Article VI, Section 6.3 of these By-laws or, if not so determined, as prescribed under the laws of the State of Delaware, shall be entitled to one vote in person or by written proxy, for each share of stock standing of record in his name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto.

(b) A nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast, in person or by proxy, with respect to the director nominee at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast against that director nominee. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

(c) All other questions shall be decided by the affirmative vote of the majority of votes cast, in person or by proxy, at the meeting at which a quorum is present and entitled to vote on the subject matter, in each case except as otherwise required by the Delaware General Corporation Law or as provided for in the Certificate of Incorporation or these By-laws. Proxies shall be in such form as permitted by the Delaware General Corporation Law.

2.5 Quorum. At any meeting of stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the laws of the State of Delaware.

2.6 List of Stockholders. At least ten (10) days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

2.7 Organization and Procedure.

(a) The Chairman of the Board, or, in the absence of the Chairman of the Board, the Vice Chairman, or, in the absence of the Vice Chairman, any other person designated by the Board of Directors, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

(b) At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

2.8 Stockholder Proposals and Nominations.

(a) No proposal for a stockholder vote (other than a proposal that appears in the Corporation’s proxy statement after compliance with the procedures set forth in Securities and Exchange Commission Rule 14a-8 or any successor provision) shall be submitted by a stockholder (a “Stockholder Proposal”) to the Corporation’s stockholders unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, a “Person”) acting in concern with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and by each Person identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. The presiding officer at any stockholders’ meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

(b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.8, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.8. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of five percent or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of l940, as amended; (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (F) a statement whether such nominee, if elected, intends to tender, promptly following such nominee’s election or reelection, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Board of Directors Corporate Governance Guidelines; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Person, (y) the name and address of such Person as they appear on the Corporation’s books (if they so appear), and (z) the class and number of shares of the Corporation that are beneficially owned by such Person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c) If a Stockholder Proposal or Nomination Notice is to be submitted at an annual stockholders’ meeting, it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation no later than the close of business on the forty-fifth (45th) day nor earlier than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation filed its definitive proxy materials (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, a Stockholder Proposal or Nomination Notice must be delivered no later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Subject to Section 2.3 as to matters that may be acted upon at a special meeting of the stockholders, if a Stockholder Proposal or Nomination Notice is to be submitted at a special meeting of the stockholders, it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation no later than the close of business on the earlier of (i) the 30th day following the public announcement that a matter will be submitted to a vote of the stockholders at a special meeting, or (ii) the 10th day following the day on which notice of the special meeting was given.

ARTICLE III

Board of Directors

3.1 Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of the State of Delaware, subject to such limitations as may be provided by the Certificate of Incorporation or these By-laws.

3.2 Number and Qualification. The number of directors shall be determined in the manner set forth in the Certificate of Incorporation. The members of the Board of Directors shall be divided into classes if and as provided in the Certificate of Incorporation. Each director shall serve until the election and qualification of his successor or until his earlier death, resignation or removal as provided in the Certificate of Incorporation or these By-laws. In case of an increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in the Certificate of Incorporation. Directors need not be stockholders.

3.3 Compensation. The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board of Directors or any committee thereof, and determine the amount of such fees and compensation.

3.4 Meetings and Quorum. Meetings of the Board of Directors may be held either in or outside of the State of Delaware. A quorum shall be one-third (1/3) of the then authorized number of directors. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The Board of Directors shall, at the close of each annual meeting of stockholders and without further notice other than these By-laws, if a quorum of directors is then present or as soon thereafter as may be convenient, hold a regular meeting for the election of officers and the transaction of any other business.

The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the Chairman of the Board of Directors or the President and must be called by the Secretary or an Assistant Secretary upon the request of a majority of the members of the Board of Directors.

Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director (i) by mailing the same to each director at his residence or business address at least five (5) business days before the meeting; (ii) by sending the same by overnight courier to each director at his residence or business address at least three (3) business days before the meeting; (iii) by facsimile transmission at his business facsimile number and telephonic confirmation of receipt at least two (2) business days before the meeting; or (iv) by delivering the same to him personally or by telephone or telegraph at least two (2) business days before the meeting. In case of exigency, the Chairman of the Board of Directors, the President or the Secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable, facsimile transmission or wireless to all or any one or more of the directors at their respective residences or places of business.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Delaware, the Certificate of Incorporation or the Board of Directors.

3.5 Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, provide for committees of two or more directors and shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairman. The Board of Directors may at any time change the membership of each committee, fill vacancies in it, authorize the committee to fill vacancies in such committee, designate alternate members to replace any absent or disqualified members at any meeting of such committee, or dissolve it. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. Each committee may determine its rules of procedure and the notice to be given of its meeting. A majority of the members of each committee shall constitute a quorum, provided that for any committee having an even number of members greater than two (2), one half of the members of the Committee shall constitute a quorum.

3.6 Conference Telephone Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.7 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmissions, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

Officers

4.1 Titles and Election. The officers of the Corporation shall be the President, one or more Vice Presidents, the Secretary and the Treasurer. The officers of the Corporation shall be elected at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until his earlier resignation, removal under these By-laws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person.

The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board of Directors, who shall be a director but need not be an employee of the Corporation and shall be an officer of the Corporation only if so designated by the Board of Directors, and one or more Senior Vice Presidents, Executive Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or, in case of officers other than the Chairman of the Board of Directors, if not prescribed or determined by the Board of Directors, as the President or the then senior executive officer may prescribe or determine.

4.2 Duties. Subject to such extension, limitations, and other provisions as the Board of Directors may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a) Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is elected, shall be a director and, when present, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such powers and perform such duties as the Board of Directors may prescribe from time to time.

(b) President. The President shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence of the Chairman of the Board of Directors preside at all meetings of the stockholders and of the Board of Directors if he is a director, and shall perform such other duties as the Board of Directors shall specify from time to time. The President or a Vice President, or any officer specifically authorized by the Board of Directors, shall sign all certificates for shares, bonds, debentures, promissory notes, deeds and contracts of the Corporation.

(c) Chief Executive Officer. The Chief Executive Officer shall be charged with general supervision of the management and policy of the Corporation, shall have general and active management power and authority over the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform any and all other duties prescribed by the Board of Directors. Either the President or the Chairman of the Board of Directors may be Chief Executive Officer. In the absence of a resolution by the Board of Directors that the Chairman of the Board of Directors shall be the Chief Executive Officer, the President shall be the Chief Executive Officer.

(d) Senior Vice Presidents. The Senior Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the President if the Board of Directors does not do so. In the absence or disability of the President, the Senior Vice Presidents, in order of seniority unless otherwise determined by the Board of Directors, may exercise the powers and perform the duties pertaining to the office of President.

(e) Vice Presidents. The Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the President if the Board of Directors does not do so. In the absence or disability of any Senior Vice President, the Vice Presidents may, in order of seniority unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of Senior Vice President.

(f) Secretary. The Secretary, or in his absence an Assistant Secretary, shall keep the minutes of all meetings of stockholders and of the Board of Directors and any committee thereof, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall perform all of the duties commonly incident to his office and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board of Directors does not do so.

(g) Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the monies, funds, and securities of the Corporation (other than his own bond, if any, which shall be in the custody of the President), shall maintain the general accounting books/accounting records and forms of the Corporation and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board of Directors does not do so.

4.3 Delegation of Authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.4 Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a committee thereof, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.

ARTICLE V

Resignations, Vacancies and Removals

5.1 Resignations. Any director or officer may resign at any time by giving written notice thereof to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

5.2 Vacancies.

(a) Directors. Any vacancy in the Board of Directors shall be filled in the manner prescribed in the Certificate of Incorporation.

(b) Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

5.3 Removals.

(a) Directors. The entire Board of Directors, or any individual member thereof, may be removed only as provided by the laws of the State of Delaware.

(b) Officers. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may appoint a successor.

ARTICLE VI

Capital Stock

6.1. Certificates of Stock. Unless otherwise determined by a resolution of the Board of Directors, every stockholder shall be entitled to a certificate or certificates for shares of capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation. Such certificates shall be signed by the Chairman of the Board of Directors, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any or all of such signatures may be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.”

6.2. Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issuance, transfer and registration of shares of stock.”

6.3 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which, in the case of a meeting, shall not be less than ten (10) nor more than sixty (60) days prior to the scheduled date of such meeting and which, in the case of any other action, shall be not more than sixty (60) days prior to any such action permitted by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.4 Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or by the chairman of the Board of Directors, the President or the Chief Executive Officer if the Board of Directors does not do so.

ARTICLE VII

Fiscal Year, Bank Deposits, Checks, Etc.

7.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

7.2 Bank Deposit, Checks, Etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors, or by such officer or officers as the Board of Directors may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

7.3 Venue in Jurisdiction of Corporate Headquarters. Subordinate to, but to the full extent allowable under, all requirements of State and Federal law, any action at law or in equity filed on behalf of the Corporation by a stockholder shall be confined to the courts of the State or Federal jurisdiction, as appropriate to the particular action, within which this Corporation’s corporate headquarters are situated. It is the preferred intent of this bylaw that this selection of venue be mandatory and enforceable in any court. Should, however, this bylaw be held unenforceable to the extent it is intended to be mandatory, the Corporation would nonetheless desire for this bylaw to be viewed by the Court as a strong preference that any action brought on its behalf by a stockholder be filed in this jurisdiction to reduce the Corporation’s and its stockholders’ litigation expenses and to minimize the disruptive effect of litigation on the Corporation’s business interests.

ARTICLE VIII

Books and Records

8.1 Place of Keeping Books. The books and records of the Corporation may be kept outside of the State of Delaware.

8.2 Examination of Books. Except as may otherwise be provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the stockholders or of the Board of Directors.

ARTICLE IX

Notices

9.1 Requirements of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

9.2 Waivers. Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the Certificate of Incorporation or these By-laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any meeting of stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute, the Certificate of Incorporation or these By-laws unless such presence is solely for the purpose of objecting to the lack of notice and such objection is stated at the commencement of the meeting.

ARTICLE X

Seal

The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the words “Corporate Seal” or “Seal” enclosed in parentheses or brackets.

ARTICLE XI

Powers of Attorney

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.

In the absence of any action by the Board of Directors, any officer of the Corporation may execute for and on behalf of the Corporation waivers of notice of meetings of stockholders and proxies for such meetings of any company in which the Corporation may hold voting securities.

ARTICLE XII

Indemnification

12.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter a “proceeding”), by reason of the fact:

(i) that he or she is or was a director or an officer of the Corporation, or

(ii) that he or she is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), whether either in case (i) or in case (ii), the basis of such proceeding is alleged action or inaction:

(x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or

(y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent,

shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Section 145 (or any successor provision or provisions) of the General Corporation Law of the State of Delaware (“DGCL”) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys’ fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith. The persons indemnified by this Article XII are hereinafter referred to as “indemnitees.”

Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Notwithstanding the foregoing, except as may be provided by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee unless such proceeding (or portion thereof) was authorized by the Board of Directors (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding).

The right to indemnification conferred in this Article XII: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of these Bylaws with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and these By-laws, include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition.

12.2 Undertakings for Advances of Expenses. If and to the extent the DGCL requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 12.1 hereof (hereinafter an “advancement of expenses”) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article XII or otherwise.

12.3 Claims for Indemnification. If a claim for indemnification under Section 12.1 is not paid in full by the Corporation within 60 days after it has been received in writing by the

Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the DGCL (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the DGCL (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under this Article XII or otherwise, shall be on the Corporation.

12.4 Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Amended and Restated Certificate of Incorporation of the Company, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

12.5 Other Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any other employee or agent of the Corporation (or any person serving at the Corporation’s request as a trustee, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Corporation’s affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article XII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. If so indemnified, such person shall be included in the term “indemnitee” or “indemnitees” as used in this Article XII.

12.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

12.7 Severability. In the event that any of the provisions of this Article XII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

12.8 Indemnity Fund. Upon resolution adopted by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article XII and/or agreements which may be entered into between the Corporation and its officers, directors or agents from time to time.

ARTICLE XIII

Amendments

These By-laws may be amended or repealed either:

(a) at any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting, or

(b) at any meeting of the Board of Directors by a majority vote of the directors then in office;

provided that the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.